UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2010

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Cadence Pharmaceuticals, Inc. (the “Company” or “Cadence”) previously announced that it had received a Complete Response letter from the U.S. Food and Drug Administration (“FDA”), which stated that Cadence’s New Drug Application (“NDA”) for OFIRMEV™ (intravenous acetaminophen) could not be approved in its present form due to deficiencies observed during an inspection of the facility used by Cadence’s third party manufacturer to produce this product candidate. The FDA inspection was completed on February 5, 2010, and Cadence received the Complete Response letter on February 10, 2010.

Cadence’s third party manufacturer submitted a response letter regarding the inspectional observations to the FDA on February 18, 2010. Based on additional information provided to the FDA in the response letter, Cadence continues to believe that the registration batches should be considered to be acceptable for the NDA. As soon as the inspectional observations are resolved, Cadence intends to re-submit its NDA for OFIRMEV.

Forward-Looking Statements

Statements in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding Cadence’s belief that the stability batches manufactured for OFIRMEV should be considered to be acceptable for the NDA for this product candidate, and the Company’s plans to re-submit the NDA, are forward-looking statements. All such forward-looking statements are based on Cadence’s current beliefs and expectations, and should not be regarded as a representation by Cadence that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s reliance on its third party manufacturer to respond to the FDA’s concerns and address any manufacturing facility deficiencies; the possibility that the Company may not yet fully understand all of the corrective actions that will be required to resolve deficiencies identified during the inspection of the manufacturing facility for OFIRMEV, and that Cadence will experience significant delays and incur additional costs in order to fully resolve such deficiencies; the potential that further FDA scrutiny of the manufacturing site may raise additional issues that must be resolved prior to obtaining approval of the NDA, causing further delays and cost increases; the potential for Cadence to require substantial additional funding in order to complete the necessary corrective actions at the manufacturing site for OFIRMEV, obtain regulatory approval for and commercialize this product candidate, and the risk that the Company may not be able to raise sufficient capital when needed, or at all; and other risks detailed in Cadence’s prior press releases as well as in Cadence’s periodic public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Cadence™ and OFIRMEV™ are trademarks of Cadence Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ WILLIAM R. LARUE
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: February 18, 2010